EXHIBIT 10.23
STANDSTILL AND FORBEARANCE AGREEMENT

This Standstill and Forbearance Agreement (this “Agreement”) is made and entered into as of May 15, 2012 by and among OXIS International, Inc., a Delaware corporation (“OXIS” or the “Company”) and Bristol Investment Fund, Ltd. (the “Lender”).

RECITALS

(a)           The Company and the Lender are parties to that certain Securities Purchase Agreement, dated October 25, 2006 (the “2006 Purchase Agreement”), pursuant to which the Company issued to the Lender convertible debentures (the “October 2006 Debentures”), of which $712,304.68 in principal remain currently outstanding, exclusive of any accrued and unpaid interest (the “October 2006 Indebtedness”).

(b)           The Company acknowledges that an Event of Default has occurred under the October 2006 Debentures (the "Existing Defaults"), as set forth on Schedule 1 attached hereto, which is not meant to serve as an exhaustive list of existing events of defaults.  As a result of the occurrence and continuation of the Existing Defaults, the Lender is entitled to, among other things, immediately enforce its rights and remedies against the Company.

(c)           The Lender presently holds a convertible demand note issued by the Company on February 7, 2011 (the "February Demand Note"), a convertible demand note issued by the Company on March 4, 2011 (the "March Demand Note"), a 12% Two-Year Debenture issued by the Company on June 1, 2011 (the “12% Debenture”), and a 8% Two-Year Debenture issued by the Company on March 23, 2012 (the "8% Debenture") (the October 2006 Indebtedness, February Demand Note, March Demand Note, 12% Debenture and 8% Debenture are collectively referred to herein as the “Indebtedness”)

(d)           The Company has requested that the Lender refrain and forbear from exercising certain rights and remedies with respect to the Indebtedness, and the Lender is willing to do so on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual agreement contained therein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

Section 1.                      Definitions and Recitals.  Capitalized terms used and not otherwise defined herein have the meanings ascribed to such terms in the 2006 Purchase Agreement.  The above recitals shall be incorporated and construed as part of this Agreement.

Section 2.                      Ratification and Incorporation of All Transaction Documents and Related Agreements governing and regarding the Indebtedness.  Except as expressly modified by this Agreement, (a) the Company hereby acknowledges, confirms and ratifies all of the terms and conditions set forth in, and all of its obligations under, the following documents (collectively, the "Indebtedness Documents"): (i) the 2006 Purchase Agreement, October 2006 Debentures and all related Transaction Documents, (ii) the February Demand Note, March Demand Note, 12% Debenture and 8% Debenture, and all related documents, which documents are valid, binding and in full force and effect and (b) all of the terms and conditions set forth in the foregoing

Indebtedness Documents are legal, valid and binding obligations and are incorporated herein by this reference as if set forth in full herein.

Section 3.                      Acknowledgement of Indebtedness.

(a)           The Company acknowledges and agrees that as of the date hereof, the aggregate principal amount of the October 2006 Indebtedness due under the October 2006 Debentures is not less than $712,304.68 (exclusive of any accrued and unpaid interest), the aggregate principal amount of the February Demand Note is not less than $31,375 (exclusive of any accrued and unpaid interest), the aggregate principal amount of the March Demand Note is note less than $31,375 (exclusive of any accrued and unpaid interest), the aggregate principal amount of the 12% Debenture is not less than $250,000 (exclusive of any accrued and unpaid interest), and the aggregate principal amount of the 8% Debenture is not less than $100,000 (exclusive of any accrued and unpaid interest).   The Company represents and agrees that it has no offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to the liability or amount of such foregoing Indebtedness.

(b)           In addition to the amount set forth above, the Company is and shall be liable to the Lender for all interest accrued and accruing, fees, costs, liquidated damages, expenses, and costs of collection (including attorney’s fees and expenses and other amounts due under the Indebtedness Documents) heretofore or hereafter accrued or incurred in connection with the Indebtedness, including, without limitation, all attorney’s fees and expenses incurred in connection with the negotiation and preparation of this Agreement and all documents, instruments, and agreements incidental hereto, as provided in the applicable Indebtedness Document; and

(c)           The Company hereby acknowledges and agrees that Existing Defaults have occurred and are continuing, each of which constitutes an Event of Default and entitles the Lender to exercise its rights and remedies under the Indebtedness Documents, applicable law or otherwise.  The Lender has not waived, presently does not intend to waive and may never waive such Existing Defaults and nothing contained herein or the transactions contemplated hereby shall be deemed to constitute any such waiver.  The Company hereby acknowledges and agrees that Lender has the right to declare the Indebtedness to be immediately due and payable under the terms of this Agreement; provided, however, that during the Standstill Period (as defined below), the Lender may only declare such Indebtedness due and payable with the written consent of Theorem Group, LLC (the “Theorem Consent”).  After the Standstill Period, the Lender may declare the Indebtedness due and payable at any time without the Theorem Consent.

Section 4.                      The Standstill Period.  In reliance upon the representations, warranties and covenants of the Company contained in this Agreement, and subject to Section 5, the Lender agrees that, from the date of the termination of the Forbearance and Standstill Agreement, entered into as of October 1, 2009  until the earlier of (i) May 15, 2013 and (ii) the date on which the Indebtedness is fully converted or paid to the satisfaction of Lender (the “Standstill Period”), it will forbear from exercising its rights and remedies.

Section 5.                      Termination of Standstill Obligations.

(a)           The obligation of the Lender under Section 4 hereof shall terminate (the “Termination”) on the earliest of (i) May 15, 2013, (ii) the date, if any, on which a petition for relief under the United States Bankruptcy Code or any similar state is filed by or against the Company or any of its subsidiaries, or (iii) the date that the Company defaults under any of the terms and conditions of this Agreement. Upon the happening of any of the forgoing, the Lender shall have the right to terminate this Agreement on 3 Business Days’ prior written notice to the Company and Theorem.

(b)           Upon Termination, the agreement of Lender to forbear shall automatically and without further notice or action terminate and be of no force and effect, it being understood and agreed that the effect of such Termination will be to permit the Lender to exercise such rights and remedies hereunder, under the Transaction Documents, or applicable law, immediately without any further notice, passage of time or forbearance of any kind.

(c)           The Company agrees that all of the Indebtedness shall, if not sooner paid, be absolutely and unconditionally due and payable in full in cash or other immediately available funds by the Company and the Lender on the Termination.

(d)           Both parties acknowledge that this Agreement shall not impact or restrict the Lender’s ability to convert the Indebtedness into shares of common stock of the Company.

Section 6.                      Representations and Warranties.  In order to induce the Lender to enter into this Agreement and to forbear with respect to the Existing Defaults in the manner provided in this Agreement, the Company represents and warrants to the Lender as follows:

(a)           Power and Authority.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

(b)           Authorization of this Agreement.  The execution and delivery of this Agreement by the Company and the performance hereunder have been duly authorized by all necessary action, and this Agreement has been duly executed and delivered by the Company.

(c)           Enforceability.  This Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(d)           No Violation or Conflict.  The execution and delivery by the Company of this Agreement and the performance by the Company hereunder do not and will not (i) contravene, in any respect, any provision of any law, regulation, decree, ruling, judgment or order that is applicable to the Company or its properties or other assets, or (ii) result in a breach of or constitute a default under the charter, bylaws or other organizational documents of the Company or any material agreement, indenture, lease or instrument binding upon the Company or its properties or other assets.

(e)           Equal Consideration.  No consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance or otherwise of any provision of any of the Transaction Documents.

(f)           No Defaults.  Other than the Existing Defaults, no Event of Default has occurred and is continuing as of the date hereof after giving effect to this Agreement.

Section 7.                      Public Disclosure.  The Company shall timely disclose the material terms of the transactions contemplated hereby.  The Company shall consult with the Lender in issuing any other press releases with respect to the transactions contemplated hereby.

Section 8.                      Effect on Transaction Documents.  Except as specifically provided herein, all of the Transaction Documents remain in full force and effect in accordance with their respective terms.  Nothing in this Agreement shall extend to or affect in any way any of the rights or obligations of the Company arising under the Transaction Documents.

Section 9.                      Waiver of Jury Trial; Governing Law and Consent to Jurisdiction

(a)           Jury Trial.  The Company makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Lender, in entering into this Agreement, is relying thereon.  THE COMPANY HEREBY IRREVOCABLY WAIVES ANY PRESENT OR FUTURE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE LENDER, OR EITHER OF THEM, ARE OR BECOME A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE LENDER, OR EITHER OF THEM, OR IN WHICH THE LENDER, OR EITHER OF THEM, IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT OF, ANY RELATIONSHIP BETWEEN THE COMPANY OR ANY SUCH PERSON, AND THE LENDER, OR EITHER OF THEM.

(b)           Governing Law: Consent To Jurisdiction And Venue; Attorneys' Fees.  THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS AND DECISIONS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED WITHIN THE COUNTY OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN COMPANY AND LENDER PERTAINING TO THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT.  If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses including but not limited to court costs incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 10.                      Release and Waivers.

(a)           Waiver of Claims by the Company.  The Company hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Lender, or either of them, or any of the Lender’s respective officers, directors, employees, members, managers, affiliates, attorneys, representatives, predecessors, successors, or assigns with respect to the Indebtedness, or otherwise, and that if the Company now has, or ever did have, any such offsets, defenses, claims, or counterclaims against the Lender, or either of them, or any of the Lender’s respective officers, directors, employees, affiliates, attorneys, representatives, predecessors, successors, or assigns, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, all of them are hereby expressly WAIVED, and the Company hereby RELEASES the Lender and the Lender’s respective officers, directors, employees, affiliates, attorneys, representatives, predecessors, successors, and assigns from any liability therefor.

(b)           Release.  In consideration of the agreements of the Lender contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company on behalf of itself and its successors, assigns, heirs, executor, administrator and other legal representatives, hereby, jointly and severally, absolutely, unconditionally and irrevocably releases, remises and forever discharges the Lender, successors and assigns, and its respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, members, managers, agents and other representatives (the Lender and all such other parties being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which the Company, or any of its officers, directors, employees, successors, assigns, heirs, executor, administrator or other legal representatives, as the case may be, may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, for or on account of, or in relation to, or in any way in connection with this Agreement, as amended and supplemented through the date hereof.

(c)           The Company understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.  The Company agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above.

(d)           Covenant Not to Sue.  The Company, on behalf of itself and its successors, shareholders, assigns, heirs, executor, administrator and other legal representatives, hereby jointly and severally, absolutely, unconditionally and irrevocably, covenants and agrees with each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise)

any Releasee on the basis of any Claim released, remised and discharged by the Company.  If the Company or any party on its behalf violates the foregoing covenant, the Company agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

Section 11.                      Miscellaneous.

(a)           This Agreement (i) contains the entire understanding of the parties with respect to the subject matter hereof, (ii) may not be amended except in writing signed by all of the parties hereto, (iii) shall inure to the benefit of the parties hereto and their respective successors and assigns, (iv) may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(b)           Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.  Section headings used herein are for convenience of reference only, are not part of this Agreement, and are not to be taken into consideration in interpreting this Agreement.

(c)           The Company represents and warrants that it (a) has engaged counsel and understands fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement, (b) has been afforded an opportunity to have this Agreement reviewed by, and to discuss this Agreement with such attorneys and other persons as the Company may wish, and (c) has entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any person.  The parties hereto acknowledge and agree that neither this Agreement nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.

(d)           In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.  Any party delivering an executed counterpart of this Agreement by telefacsimile or by e-mail delivery also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement as to such party or any other party.

(e)           Any statute of limitations applicable to any claims or causes of action of the Lender against the Company and its officers and directors which have not expired as of the date of this Agreement, the running of any time under any such statute of limitations is hereby tolled from the date hereof through the Termination Date.

IN WITNESS WHEREOF, the parties have executed this Standstill and Forbearance Agreement as of the date first above written.

OXIS INTERNATIONAL, INC.

By:
Name:
Title:

[SIGNATURE PAGE OF LENDER FOLLOWS]

COUNTERPART SIGNATURE PAGE
OF LENDER TO
OXIS FORBEARANCE AGREEMENT

Name of Lender: Bristol Investment Fund, Ltd.

By:______________________________________________

Name:____________________________________________

Title:_____________________________________________

SCHEDULE 1 – Events of Default

1.	Section 8(a)(i)(A) – Failure to pay outstanding principal amount on the Maturity Date.
2.	Section 8(a)(ii) – Failure to pay the Monthly Redemption Amount as required pursuant to Section 6(a)
3.	Section 4.14 of the Securities Purchase Agreement
4.	Section 5(b) of the Debenture
5.	Section 3(b) of the Warrant